                      Morgan Stanley Flexible Income Trust
                          Item 77(O) 10F-3 Transactions
                         May 1, 2007 - October 31, 2007

                                                                       Amount of       % of      % of
                                         Offering        Total          Shares       Offering    Funds
    Security     Purchase/    Size of    Price of      Amount of       Purchased    Purchased    Total                    Purchased
    Purchased   Trade Date   Offering     Shares        Offering        By Fund      By Fund    Assets       Brokers         From

     Pemex       10/17/07       -        $99.32   $1,500,000,000.00    2,020,000      0.13%      0.98%       Credit         Credit
    Project                                                                                                  Suisse,        Suisse
    Funding                                                                                                  Morgan
     Master                                                                                                 Stanley,
                                                                                                              HSBC,
                                                                                                            Deutsche
                                                                                                              Bank
                                                                                                           Securities,
                                                                                                             Merrill
                                                                                                             Lynch &
                                                                                                             Co., UBS
                                                                                                           Investment
                                                                                                              Bank

   Washington    10/18/07       -        $100.00  $1,000,000,000.00   $300,000.00       0.03%    0.15       Goldman,      Goldman,
     Mutual                                                                                                  Sachs &     Sachs & Co.
   Preferred                                                                                              Co., Credit
      Fund                                                                                                   Suisse,
  9.750% due                                                                                                 Lehman
  12/31/2049                                                                                                Brothers,
                                                                                                             Morgan
                                                                                                             Stanley